Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-217328 and 333-204389 on Form S-8 and Registration Statement No. 333-229308 on Form S-3 of our report dated February 27, 2020, relating to the financial statements of GW Pharmaceuticals plc and its subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 27, 2020